                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Q.E.P. CO., INC.
               (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[_]  Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration No.:
     3)  Filing Party:
     4)  Date

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487



                                                            June 24, 2002


Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Q.E.P. Co., Inc. (the "Company"), which will be held at the Company's principal office, 1081 Holland Drive, Boca Raton, Florida 33487, on July 12, 2002, at 10:00 a.m., local time.

   The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

   The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope you will attend the meeting.


                                    Sincerely,

                                    /s/ Lewis Gould

                                    Lewis Gould
                                    Chairman and Chief Executive Officer

                                Q.E.P. CO., INC.
                               1081 Holland Drive
                           Boca Raton, Florida 33487



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 July 12, 2002


     The Annual Meeting of Stockholders of Q.E.P. Co., Inc. will be held at the Company's principal office, 1081 Holland Drive, Boca Raton, Florida 33487, on July 12, 2002 at 10:00 a.m., local time, for the following purposes:

     1.   To elect seven directors; and

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent certified public accountants for fiscal year 2003; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 19, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

     By Order of the Board of Directors

     /s/ Susan J. Gould

     Susan J. Gould
     Secretary



Boca Raton, Florida
June 24, 2002

                               Q.E.P. CO., INC.
                              1081 Holland Drive
                           Boca Raton, Florida 33487

                                PROXY STATEMENT



               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This proxy statement is first being sent to stockholders on or about June 24, 2002, in connection with the solicitation of proxies by the Board of Directors of Q.E.P. Co., Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on July 12, 2002, and at any adjournment thereof (the "Meeting"). The close of business on June 19, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 3,381,190 shares of $0.001 par value Common Stock ("Common Stock"), entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and FOR the ratification of the appointment of the independent certified public accountants. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting is required to approve all matters to be voted upon at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election, appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to all matters to be voted upon at the meeting, abstentions will be treated as votes AGAINST and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive office of the Company is located at 1081 Holland Drive, Boca Raton, Florida 33487 and the telephone number is (561) 994-5550.

                     SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

       The following table sets forth information as to the Company's Common Stock beneficially owned on June 19, 2002, by (i) each director and director nominee, (ii) each Named Executive Officer (as defined below) named in the Summary Compensation Table, (iii) all directors and Named Executive Officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock outstanding. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                                             Shares Beneficially Owned
                                                                             -------------------------
  Name and Address of Beneficial Owner/(1)/                                Number                Percent
  ------------------------------------                                     ------                -------
  Lewis Gould/(2)/                                                        1,677,298                48.8%
  Susan J. Gould/(3)/                                                       461,190                13.9%
  Private Management Group/(4)/
  20 Corporate Park, Suite 400, Irving, CA 92606                            392,525                11.6%
  Marc P. Applebaum/(5)/                                                     39,750                 1.2%
  Leonard Gould/(5)/                                                         18,063                   *
  Christian Nast/(6)/
  56 Creampot Road, Hartland, VT 05048                                       26,670                   *
  Emil Vogel/(6)/
  649 Hyslip Avenue, Westfield, New Jersey 07090                             26,670                   *
  Robert Feuerzeig/(7)/
  33B Southport Lane, Boynton Beach, Florida 33436                            7,830                   *
  David Malizia/(8)/
  1615 Culbreath Isle Drive, Tampa, Florida 33629                             4,335                   *
  Pierre Simard/(9)/
  26 Spruce Street, Riverside, CT 06878                                       1,980                   *
  Ernst Ohnell/(10)/
  75 Khakum Wood Road, Greenwich, CT 06831                                   95,570                 2.9%
  Mervyn D. Fogel
  110 The Oasis, 7222 Gainey Ranch Road, Scottsdale, AZ 85258                   ---                 ---
  John Chrzan/(5)/                                                            6,745                   *
  David Greer/(5)/                                                            1,650                   *
  All directors and executive officers as a group (13 persons)/(11)/      1,983,599                55.5%

*   Less than 1%.
(1) Unless otherwise specified, the address of each person in this table is c/o Q.E.P. Co., Inc., 1081 Holland Drive, Boca Raton, Florida 33487.
(2) Includes 384,152 shares of Common Stock owned by Susan J. Gould. Mr. Gould has the right to vote such shares until March 15, 2012 pursuant to the terms of a voting trust agreement. Includes 69,450 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996. Includes options for 50,000 shares, which may be acquired within 60 days through the exercise of stock options granted outside of the Company's Omnibus Stock Plan of 1996.
(3) Lewis Gould has the right to vote 384,152 of such shares until March 15, 2012 pursuant to the terms of a voting trust agreement and has a right of first refusal to acquire any shares of Common Stock subject to the voting trust at a price equal to the then prevailing market price of the Common Stock. Includes 3,750 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996. In May 1998, the Board of Directors authorized the Company to repurchase from Ms. Gould, from time to time, up to 1,000 shares of Common Stock per month at a price per share equal to $.50 less than the closing price of the Common Stock on the date of repurchase. Ms. Gould is not obligated to sell any shares of Common Stock to the Company.
(4) As reported in the most recent Schedule 13G filed by Private Management
    Group.
(5) In the case of Messrs. Applebaum, Gould, Chrzan and Greer, the amount includes 37,625, 14,563, 6,745 and 1,650 shares, respectively, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.

(6) Includes 26,670 shares, which may be acquired by each individual within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(7) Includes 7,830 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(8) Includes 4,335 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(9) Includes 1,980 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(10) Includes 1,320 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.
(11) Includes 252,588 shares, which may be acquired within 60 days through the exercise of stock options granted under the Company's Omnibus Stock Plan of 1996.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

        At the Meeting seven directors are to be elected to hold office until the 2003 Annual Meeting of Stockholders and until their successors have been elected and qualified. The seven nominees for election as directors are Robert Feuerzeig, Leonard Gould, Lewis Gould, Christian Nast, Ernst Ohnell, Mervyn D. Fogel, and Emil Vogel. Each nominee is currently a member of the Board except Mervyn D. Fogel. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable or unwilling to serve if elected.

Nominees for Director

Nominee                  Age    Position, Principal Occupation, Business Experience and Directorships    Director Since
-------                  ---    ---------------------------------------------------------------------    --------------
Lewis Gould               59    Chairman of the Board and Chief Executive Officer of the Company since        1979
                                1979 (inception).
Emil Vogel/(1)(2)/        59    President, Tarnow Associates, an executive search firm, since 1982.           1997
                                Director of PubliCARD, Inc. (NASD: CARD)
Christian Nast/(1)(2)/    70    Chairman, Hartland Pty. Ltd., Chief Executive Officer and President,          1998
                                Rexall Sundown, Inc. ("Rexall") (NASD: RXSD) from 1995 through 2000.
                                From 1989 to 1995, he was Executive Vice President, North America at
                                Colgate Palmolive Company.
Leonard Gould             33    Vice President, National Accounts of the Company, since 1998.                 1999
                                Management positions in the Company since 1995.  Mr. Gould is the son of Lewis Gould and Susan Gould.
Robert Feuerzeig/(2)/     68    Consultant to various companies in the areas of corporate development,        1999
                                mergers and acquisitions and finance since 1993.
Mervyn D. Fogel           60    Managing Director of International Home Products since 2000.  Chairman         ---
                                and Chief Executive Officer of The Home Place Holdings Plc. London,
                                England, from 1995 to 2000.  Previously a Director of the Company from
                                1996 through 1999.
Ernst Ohnell              60    C.E.O. of Ohnell Capital, Inc., a merchant banking firm.  From 1973 to        2001
                                1996, he was the founder and Chief Executive Officer of Communications
                                Supply Corp., a cable and hardware distributor.

/(1)/ Member of the Compensation Committee.
/(2)/ Member of the Audit Committee

Other Executive Officers

Executive Officer      Age   Position, Principal Occupation, Business Experience and Directorships
-----------------      ---   ---------------------------------------------------------------------
Susan J. Gould          56   Corporate Secretary of the Company since 1979 (inception).
Marc P. Applebaum       46   Senior Vice President, Chief Financial Officer and Treasurer of the Company since March 1997. Senior
                             Vice President of Finance and Control and Assistant Treasurer from December 1993 to March 1997 of
                             Pueblo-Xtra International, Inc., a food retailer based in Florida and Puerto Rico. Audit partner with the international accounting firm of Coopers & Lybrand, from 1991 to 1993.
John Chrzan             66   Senior Vice President, Sales of the Company, since 2001. Management positions in the Company since
                             1994.
David Greer             35   Vice President, Marketing of the Company, since 2001. Managing Director Q.E.P. Australia through 2000.

The Board of Directors and its Committees

     During the fiscal year ended February 28, 2002, the Company's Board of Directors held four meetings. Except as otherwise stated below, each of the Company's directors attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member that were held during fiscal year 2002. During the period of fiscal 2002 that Mr. Ohnell served as a Director of the Company, the Board of Directors held three meetings, all of which he attended. Mr. Fogel was not a director during the fiscal year 2002; therefore, he did not attend any meetings of the Board of Directors.

     The Compensation Committee consisted of Christian Nast, Emil Vogel, and David Malizia. The purpose of the Compensation Committee is to recommend to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for awarding grants to employees of options under the Company's Omnibus Stock Plan of 1996. During fiscal 2002, the Compensation Committee met once but it did not participate in the determination of the salaries and bonuses paid to the Company's executive officers other than the Company's Chief Executive Officer. See "Board Compensation Committee Report on Executive Compensation."

     The Audit Committee consists of Christian Nast, Robert Feuerzeig and Emil Vogel. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. In accordance with the National Association of Security Dealers guidelines, all Audit Committee members are able to read and understand financial statements. During fiscal 2002, the Audit Committee met three times.

Compensation of Directors

     During fiscal 2002, the fee paid to all non-employee Directors was $2,000 for each meeting of the Board of Directors and $500 for each committee meeting attended. They are also granted options to purchase 2,000 shares of the Company's common stock with an exercise price equal to the fair market value of such common stock on the date of grant. These amounts were paid to the Directors for four meetings during fiscal 2002. The Directors also received reimbursement for reasonable travel or other out-of-pocket expenses incurred in connection with attending such meetings. No employee of the Company received any additional compensation for his service as a Director.

Transactions Involving Directors and Executive Officers

   Pierre Simard and Ernst Ohnell, directors, received compensation in the amount of $10,000 and $8,000, respectively, for providing operational advisory services to the Company during fiscal 2002. Mr. Ohnell also has been engaged by the Company to provide consulting services in connection with the operational activities of the Company at the rate of $4,000 per quarter. Further, Mr. Ohnell is a limited partner in HillStreet Capital, a firm that, in April 2001, refinanced a portion of the Company's subordinated debt. The amount borrowed from HillStreet amounted to $4,500,000.

     During fiscal 2002, the Company engaged Emil Vogel and his executive search firm, Tarnow Associates, to conduct an executive search for an executive position within the Company. Mr. Vogel's fee, which was determined based on a percentage of the executive's salary, as is customary within the industry, was $60,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent of the Common Stock of the Company ("Ten Percent Owners") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company's directors, executive officers and Ten Percent Owners are required to furnish the Company with copies of all
Section 16(a) reports they file. Based on a review of the copies of such reports received by it, the Company believes that during the fiscal year ended February 28, 2002, its directors, executive officers and Ten Percent Owners complied with all applicable filing requirements, except that the Initial Statement of Beneficial Ownership on Form 3 for each of David Greer and Ernst Ohnell were inadvertently filed late.

Executive Compensation

     The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended February 28, 2002, February 28, 2001 and February 29, 2000 for the Company's Chief Executive Officer and the four other highest paid executive officers of the Company in fiscal year 2002 (collectively, the "Named Executive Officers"):

                                 SUMMARY COMPENSATION TABLE
                                 --------------------------

                                                     Annual Compensation              Long-term Compensation
   Name and Principal       Fiscal                                     Other Annual    Number of Securities
        Position             Year          Salary       Bonus          Compensation     Underlying Options
        --------            ------         ------       -----          ------------     ------------------
Lewis Gould                  2002         $435,383       $    ---         $19,532/(1)/          90,000
  Chairman and Chief         2001          401,155            ---          19,700/(1)/             ---
  Executive Officer          2000          371,923        260,346          18,100/(1)/          15,000

Marc P. Applebaum            2002         $220,000       $    ---         $ 1,819/(1)/          16,000
  Chief Financial Officer    2001          206,930            ---           2,500/(1)/           3,500
  and Treasurer              2000          187,539         68,789           1,879/(1)/          10,000

Leonard Gould                2002         $127,484       $    ---         $ 1,893/(1)/           8,750
  Vice President             2001          116,422            ---           1,739/(1)/           2,500
  National Accounts          2000          110,162         27,087             523/(1)/           5,000

John Chrzan                  2002         $142,590       $    ---         $ 2,096/(1)/           1,500
  Senior Vice President      2001          110,217            ---           2,147/(1)/             ---
  Sales                      2000          134,538         32,595           1,278/(1)/           1,000

David Greer                  2002         $123,414/(2)/  $    ---             ---                5,000
  Vice President             2001              ---            ---             ---                  ---
  Marketing                  2000              ---            ---             ---                  ---

__________
(1) Represents contributions made by the Company under its 401(K) and profit sharing plans, and in the case of Mr. Gould, an automobile allowance in the amount of $18,000, $17,200 and $15,600 in 2002, 2001 and 2000,
     respectively.
(2) Excludes amounts paid to Mr. Greer as General Manager of the Company's Australian subsidiary prior to his appointment, on August 1, 2001, to Vice President, Marketing.

Option Grants in Fiscal 2002

     The following table sets forth certain information relating to option grants pursuant to the Company's Omnibus Stock Plan of 1996 in the fiscal year ended February 28, 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year

                                                                                                      Potential Realizable Values
                        Number of Shares of      % of Total Options    Exercise                      at Assumed Annual Rates
                      Common Stock Underlying  Granted to Employees    Price Per    Expiration     of Stock Price Appreciation
        Name              Options Granted          in Fiscal Year      Share           Date             for Option Term /(2)/
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        5%               10%
Lewis Gould                 90,000/(1)/                70.5%             /(1)/      7/16/11           $257,852         $626,906
Marc P. Applebaum           16,000                     12.5%             $3.87      7/23/11           $ 48,845         $114,454
Leonard Gould                8,750                      6.8%             $3.87      7/23/11           $ 26,712         $ 62,592
John Chrzan                  1,500                      1.2%             $3.87      7/23/11           $  4,579         $ 10,730
David Greer                  5,000                      3.9%             $3.87      7/23/11           $ 15,264         $ 35,767

(1) An option to purchase 40,000 shares of common stock was granted as part of the Omnibus Stock Plan of 1996 with an exercise price of $4.13 per share. An option to purchase 50,000 shares of common stock was granted by the Company outside of the Company's Omnibus Stock Plan of 1996 with an exercise price of $4.00 per share.
(2) Potential realizable value is based on the assumed growth rates for the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; therefore, there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.

Option Values as of February 28, 2002

     The following table sets forth certain information with respect to the unexercised options to purchase Common Stock granted to the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock during the fiscal year ended February 28, 2002.

                       Number of Securities Underlying          Value of Unexercised
                           Unexercised Options at               In-the-Money Options
Name                        February 28, 2002                 at February 28, 2002 /(1)/
                     ----------------------------------   -------------------------------------
                        Exercisable      Unexercisable       Exercisable       Unexercisable
                     -----------------  ---------------   -----------------  ------------------
Lewis Gould               119,450            26,800            $14,084              $3,216
Marc P. Applebaum          37,625            11,875            $ 2,006              $4,074
Leonard Gould              14,563             6,687            $ 1,097              $2,228
John Chrzan                 6,745             1,005            $   188              $  382
David Greer                 1,650             3,350            $   627              $1,273

___________
(1) Based on the public trading price of the Common Stock of $4.25 on February 28, 2002.

401(K) Plan

     Effective March 1, 1995, the Company merged, amended and restated its prior defined contribution profit sharing plan and its prior 401(k) plan into a revised plan (the "401(k) Plan") to provide retirement income to employees of the Company. The prior plans were, and the 401(k) Plan is intended to remain, qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan covers all employees who are at least age 21 and have completed three months of service. It is funded each year by the following contributions:
(i) voluntary pre-tax ("salary reduction") contributions from employees up to a maximum dollar limit set by law (and increased for cost of living changes), (ii) discretionary matching contributions by the Company equal to a percentage of the amount of the employee's salary reduction contribution, which percentage is to be determined each year by the Company (and may be zero), and (iii) a profit sharing contribution, the amount of which, if any, is determined by the Company in its sole discretion. Upon leaving the Company, each participant is 100% vested with respect to the participant's contributions and is vested based on years of service with respect to the Company's matching contributions. Contributions are invested as directed by the participant in investment funds available under the 401(k) Plan. Full retirement benefits are payable to each participant in a single cash payment upon the participant's retirement, termination of employment, death or disability.

Employment Agreement

     Effective June, 2002, the Company entered into an employment agreement with Lewis Gould. The agreement provides that Mr. Gould shall devote his full business time to the Company, may be terminated by the Company for "cause" (as defined in the agreement) and will receive an annual base salary of $435,000 subject to adjustment for cost of living increases and other factors. The agreement provides that Mr. Gould may receive an annual bonus at the discretion of the Board of Directors and will receive lump sum compensation equal to 2.9 times his annual salary and bonus in the event of a non-negotiated change in control of the Company. The agreement also provides Mr. Gould with an automobile allowance. The agreement is for a five-year term and is subject to successive one-year renewals thereafter.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2002, the members of the Compensation Committee were Christian Nast, Emil Vogel, and David Malizia, each of whom are non-employee directors of the Company. Lewis Gould, the Company's Chairman and Chief Executive Officer, participated in deliberations concerning executive compensation (other than the compensation of the Chief Executive Officer) during the Company's fiscal year ended February 28, 2002. See "Board Compensation Committee Report on Executive Compensation."

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

Board Compensation Committee Report On Executive Compensation

     All executive officer compensation for fiscal 2002 (other than the compensation of the Chief Executive Officer) was established by Lewis Gould, the Company's Chairman of the Board and Chief Executive Officer. In determining executive officer compensation, Mr. Gould took into consideration all factors he deemed relevant, including business conditions in general and in the Company's line of business, the Company's performance, and the performance of the specific executive officer under consideration. While the Board of Directors was advised of Mr. Gould's determinations and Mr. Gould acted after receiving the advice and recommendations of other executive officers, his decisions were not brought to the Board of Directors nor the Compensation Committee for formal action. In addition to salaries and retirement plan contributions, the compensation program for executive officers in fiscal 2002 also included awards of stock options under the Company's Omnibus Stock Plan of 1996. The awards granted to executive officers during fiscal 2002 under this plan were approved by the Compensation Committee and the Board of Directors. The Board of Directors believes that stock options provide additional incentive to executive officers to continue in the service of the Company and align the interests of executive officers with those of the Company's stockholders.

     The compensation for Mr. Gould was governed by the terms of an employment agreement entered into in June 1996, which provided for an adjustment to annual salary based on the change in the cost of living index. During fiscal 2002, Mr. Gould's annual salary was increased to $435,000 to reflect the change in the cost of living index for the prior two years. The agreement provides that Mr. Gould may receive, as discretionary, an annual bonus. In determining the base salary to be paid to Mr. Gould, the Compensation Committee considers a number of factors, including the Company's increase in net profit for the fiscal year and the overall performance of the Company attributable to Mr. Gould's efforts.

     As described in this report, Lewis Gould, individually, and the other members of the Compensation Committee determined portions of executive officer compensation for fiscal 2002, respectively. Accordingly, this report is provided by each member of the Compensation Committee who participated in determining 2002 executive officer compensation, and who currently serves as a member of the Company's Board of Directors.

                                    Emil Vogel
                                    Christian Nast
                                    David Malizia

Audit Committee Report

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee operates under a previously approved written charter adopted by the Board of Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the requirements of the NASDAQ National Market ("NASDAQ") governing audit committee composition and the requirement that audit committee members be "independent directors" as such term is defined by the NASDAQ in its newly adopted rules.

     The Audit Committee assists the Board of Directors in the overseeing of the quality and integrity of the Company's accounting and financial reporting practices. In fulfilling its oversight responsibilities, the Audit Committee reviewed the financial statements included in the quarterly filings with the Securities and Exchange Commission ("SEC") on Form 10-Q and the audited financial statements in the Annual Report on Form 10-K of the Company with management including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the footnote disclosures contained in, or used in the compilation of, the financial statements of the Company.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters required to be discussed under general auditing standards, including Statement on Auditing Standards No.
61. Additionally, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors as required by the Independence Standards Board, Standard No. 1.

     The Audit Committee has discussed with the Company's independent auditors the overall scope and plans for their audit, the results of such audit, their evaluation of the Company's internal controls and the quality of the financial reporting practices of the Company.

     The Company incurred the following fees, including expenses billed to the Company, for the fiscal year ended February 28, 2002 by Grant Thornton LLP, the Company's independent accounting firm:

     Audit fees - Fees for the fiscal 2002 audit and the reviews of the interim financial statements included in Forms 10-Q were approximately $212,000;

     Financial Information and Systems Design and Implementation Fees - No fees were paid pertaining to the design or implementation of the financial information systems for the fiscal year ended February 28, 2002;

     All Other Fees - Aggregate fees for all other services, rendered by Grant Thornton LLP for the fiscal year ended February 28, 2002 were approximately $203,000, consisting primarily of (i) tax return preparation and research;
     (ii) advice rendered in connection with the refinancing of the Company's subordinated debt in April 2001 and (iii) matters pertaining to the operations of the Company's European subsidiary.

     In reliance on the reviews and discussions referred to above and when considering whether the level of non-audit services provided by Grant Thornton LLP is consistent with the maintenance of their independence, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2002 for filing with the SEC. The Board of Directors of the Company has approved such recommendation.

This section is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                    Christian Nast
                                    Robert Feuerzeig
                                    Emil Vogel

                               PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the Russell 2000 Index. The Securities and Exchange Commission rules provide that the Company may compare its returns to those of issuers with similar market capitalization if the Company does not use a published industry or line-of-business index as a comparison and does not believe it can reasonably identify a peer group. After reasonable inquiry, the Company determined that no existing published industry or line-of-business indexes were applicable to the Company's business. In addition, the Company was unable to identify a peer group of publicly traded companies to which it believed a reasonable and meaningful comparison could be made. Therefore, the Company determined to compare its returns to those of the Russell 2000 Index, an index which the Company believes includes companies with market capitalizations similar to its own. The graph assumes that $100 was invested in the Company's Common Stock on February 28, 1997 and in each of the indexes on such date, and that all dividends were reinvested.

     ==================================================================================
                                  2-28-97 2-28-98  2-28-99  2-29-00  2-28-01  2-28-02
     ----------------------------------------------------------------------------------
     Q.E.P. Co., Inc.             $ 100   $ 105    $ 106    $ 102     $  63   $  66
     ----------------------------------------------------------------------------------
     NASDAQ Stock Market (U.S.)   $ 100   $ 137    $ 178    $ 364     $ 166   $ 135
     ----------------------------------------------------------------------------------
     Russell 2000                 $ 100   $ 130    $ 112    $ 167     $ 139   $ 139
     ==================================================================================

     The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

                 PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed Grant Thornton LLP, Weston, Florida, as independent certified public accountants to audit the consolidated financial statements of the Company for the year ending February 28, 2003. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants on accounting or financial disclosure issues. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Company will select other independent accountants. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent certified public accountants for the year ending February 28, 2003.


                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended for presentation at the 2003 Annual Meeting of Stockholders must be received by the Company on or before February 18, 2003 in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                               Q.E.P. CO., INC.

                              1081 Holland Drive
                           Boca Raton, Florida 33487

                                     PROXY

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lewis Gould and Marc P. Applebaum, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Q.E.P. Co., Inc. held of record by the undersigned on June 19, 2002, at the annual meeting of stockholders to be held on July 12, 2002 or any adjournment thereof.

1. ELECTION OF DIRECTORS  [_] FOR all nominees listed  [_] WITHHOLD AUTHORITY
                              below (except as marked      to vote for all
                              to the contrary below)       nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

      ROBERT FEUERZEIG    MERVYN FOGEL     LEONARD GOULD      LEWIS GOULD
                CHRISTIAN NAST      ERNST OHNELL      EMIL VOGEL

                  [_] FOR             [_] AGAINST              [_] ABSTAIN

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 2003.

                  [_] FOR             [_] AGAINST              [_] ABSTAIN

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (Continued on reverse side)

                          (Continued from other side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                    DATED: _______________________________, 2002

                                    ____________________________________________
                                                     Signature

                                    ____________________________________________
                                             Signature if held jointly

                                    Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE